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                                                                     EXHIBIT 5.1
                                  May 28, 1999


GlobeSpan, Inc.
100 Schulz Drive
Red Bank, NJ 07701

               Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 (File No. 333-75173) originally filed by GlobeSpan, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on March 29, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,250,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted to the Underwriters to purchase up to 487,500 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

               It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares being sold by the Company and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, validly issued, nonassessable and fully paid.

               We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                Very truly yours,



                                /s/ Gunderson Dettmer Stough
                                    Villeneuve Franklin & Hachigian, LLP
                                ----------------------------------------
                                Gunderson Dettmer Stough
                                Villeneuve Franklin & Hachigian, LLP